DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Entity #
C25619-2004
Document Number:
20060156309-52

Date Filed:
3/13/2006 3:43:19 PM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Tao Minerals Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
69,000,000 shares of common stock with a par value of $0.001 each and 1,000,000 preferred "A" stock with a par value of $0.001 each.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
552,000,000 shares of common stock with a par value of $0.001 and 1,000,000 preferred "A" stock with a par value of $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation shall issue eight (8) shares of common stock for every one (1) share of the common stock issued and outstanding immediately prior to the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares shall be issued.

7. Effective date of filing (optional): March 24, 2006
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: ______________________ President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.